                                                                    Exhibit 11.1


                       SECURITY CAPITAL INDUSTRIAL TRUST

                        FULLY DILUTED EARNINGS PER SHARE

                     (in thousands, except per share data)

                                                         Years Ended December 31,
                                                 -------------------------------------
                                                   1996          1995          1994
                                                 -------------------------------------
Reconciliation of net earnings per primary
 earnings per share computation to amount
 used for fully diluted computation:
    Net earnings per Statement of
     Operations                                  $  53,460     $  42,015     $  25,101
    Add: minority interest                           3,326         3,331         2,992
                                                 ---------     ---------     ---------

          Net earnings, as adjusted              $  56,786     $  45,346     $  28,093
                                                 =========     =========     =========


Reconciliation of weighted average number
 of shares outstanding per primary earnings
 per share computation to amount used
 for fully diluted computation:
    Weighted average number of shares
     outstanding per primary earnings
      per share computation                         84,504        68,924        44,265
    Add: Weighted average effect of
     conversion of partnership
     units into SCI shares as if occurred
      upon inception of partnerships                 5,194         5,485         4,754
                                                 ---------     ---------     ---------
          Weighted average number of
           shares, as adjusted                      89,698        74,409        49,019
                                                 =========     =========     =========
Primary earnings per share                       $    0.63     $    0.61     $    0.57
                                                 =========     =========     =========
Fully diluted earnings per share                 $    0.63     $    0.61     $    0.57
                                                 =========     =========     =========